                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                       (SCHWEITZER-MAUDUIT LOGO)

                                                                  March 14, 2002

Wayne H. Deitrich
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

     On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 25, 2002 at 11:00 a.m. at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

     At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term. The Corporation's Board of Directors recommends unanimously that you vote in favor of this proposal, which is more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendation, all you need do is sign and date the card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                           Sincerely,

                                           /s/ WAYNE H.DEITRICH
                                           WAYNE H. DEITRICH

                          PRINTED IN THE UNITED STATES
                ON SCHWEITZER-MAUDUIT INTERNATIONAL, INC. PAPER
                       MANUFACTURED IN LEE, MASSACHUSETTS

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 25, 2002

                             ---------------------

     The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Corporation's corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 25, 2002 at 11:00 a.m. for the following purposes:

           1. To elect three directors for a three-year term to expire at the 2005 Annual Meeting of Stockholders; and

           2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof. It is important that your shares be represented at the meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

                                           /s/ JOHN W. RUMELY, JR.
                                           JOHN W. RUMELY, Jr.
                                           Secretary and General Counsel
March 14, 2002

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on April 25, 2002 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the three directors nominated for election. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Corporation intends to mail this Proxy Statement and proxy card, together with the 2001 Annual Report to Stockholders, on or about March 14, 2002.

     Each stockholder of record at the close of business on February 28, 2002 will be entitled to one vote for each share registered in such stockholder's name. As of that date, there were outstanding 14,851,935 shares of the Corporation's common stock, par value $0.10 per share (the "Common Stock").

     The entire cost of the proxy solicitation will be borne by the Corporation. The Corporation has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies. Solicitation services on routine proxy matters are included in the fees paid to American Stock Transfer & Trust Company to act as the Corporation's stock transfer agent and registrar and such service is not separately compensated beyond reimbursement of reasonable out-of-pocket expenses. The Corporation does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies in person, by telephone or by other means of communication.

     If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan, the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the plan will not be disclosed to the Corporation.

     Under Section 216 of the Delaware General Corporation Law and the Corporation's By-Laws, a majority of the issued and outstanding shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders.

                      PROPOSAL ONE:  ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Corporation provides that the number of directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. The By-Laws of the Corporation provide that the number of directors of the Corporation shall not be less than six nor more than nine and further provide that the Board shall be divided into three classes of directors, who are elected for staggered terms. Directors of one class are elected each year for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of nine members, three of whom have terms which expire at the 2002 Annual Meeting (Class I Directors), three of whom have terms which expire at the 2003 Annual Meeting (Class II Directors), and three of whom have terms which expire at the 2004 Annual Meeting (Class III Directors). Eight of the current directors have served on the Corporation's Board of Directors since November 30, 1995. Alan R. Batkin, a Class I Director, has served on the Corporation's Board of Directors since May 1, 1999.

     The current Class I Directors, Ms. Claire L. Arnold, Mr. Laurent G. Chambaz and Mr. Alan R. Batkin, are nominated for re-election at the 2002 Annual Meeting to serve for a term to expire at the 2005 Annual Meeting of Stockholders, and until their successors are elected and have qualified. Should any nominee become unable to serve, proxies may be voted for another person designated by management. The nominees have advised the Corporation that they will serve if elected. The remaining six directors will continue to serve as directors for the terms set forth on the following pages.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during at least the past five years, other directorships held by each as of the date hereof and certain other biographical information are as set forth on the following pages by class, in the order of the next class to stand for election.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                               CLASS I DIRECTORS
   FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS

                                               YEAR FIRST
                                               ELECTED A    PRINCIPAL OCCUPATION AND BUSINESSES DURING LAST
               NAME                      AGE    DIRECTOR         FIVE YEARS AND CURRENT DIRECTORSHIPS
               ----                      ---   ----------   -----------------------------------------------
Claire L. Arnold...................      55       1995      - Chief Executive Officer of Leapfrog Services,
                                                              Inc., a computer support company and network
                                                              integrator, presently and since 1998
                                                            - Private investor in 1997
                                                            - Director - Ruby Tuesday, Inc.
                                                            - Director - International Multifoods, Inc.
                                                            - Chairman of the Board of Trustees of Mary
                                                              Baldwin College
Alan R. Batkin.....................      57       1999      - Vice-Chairman of Kissinger Associates, Inc.,
                                                              a geopolitical consulting firm, presently and
                                                              since May 1990
                                                            - Director - Hasbro, Inc.
                                                            - Director - Overseas Shipholding Group, Inc.
                                                            - Director - Diamond Offshore Drilling, Inc.
Laurent G. Chambaz.................      54       1995      - Partner in the law firm of UGGC & Associes,
                                                              presently and since January 1, 2001
                                                            - Partner in the law firm of Chambaz in
                                                              association with UGGC & Associes from October
                                                              1999 to December 2000
                                                            - Partner in the law firm of Lafarge Flecheux
                                                              Chambaz from January 1999 to September 1999
                                                            - Partner in the law firm of Chambaz &
                                                              Suermondt from 1971 to 1998

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE
                      THREE NOMINEES AS CLASS I DIRECTORS.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                               CLASS II DIRECTORS
            TERM EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                                               YEAR FIRST
                                               ELECTED A    PRINCIPAL OCCUPATION AND BUSINESSES DURING LAST
               NAME                      AGE    DIRECTOR         FIVE YEARS AND CURRENT DIRECTORSHIPS
               ----                      ---   ----------   -----------------------------------------------
K.C. Caldabaugh....................      55       1995      - Managing Principal, Southbank Consulting
                                                              Group, a provider of operational and
                                                              financial restructuring services, presently
                                                              and since January 2002
                                                            - Principal, Heritage Capital Group, an
                                                              investment banking firm, presently and since
                                                              July 2001
                                                            - Chairman and Chief Executive Officer of
                                                              Spinnaker Coating, Inc., a manufacturer of
                                                              adhesive coated papers, from 1994 to March
                                                              2001. Spinnaker Coating, Inc. filed for
                                                              Chapter 11 bankruptcy protection on November
                                                              13, 2001
                                                            - Member of the Board of Trustees of West
                                                              Virginia Wesleyan College
Jean-Pierre Le Hetet...............      58       1995      - Chief Operating Officer of the Corporation,
                                                              presently and since April 1998
                                                            - President - French Operations of the
                                                              Corporation, presently and since August 1995
Richard D. Jackson.................      65       1995      - Private investor, presently and since August,
                                                              1995
                                                            - Chairman of the Board of ebank.com, Inc.

                              CLASS III DIRECTORS
            TERM EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

                                               YEAR FIRST
                                               ELECTED A    PRINCIPAL OCCUPATION AND BUSINESSES DURING LAST
               NAME                      AGE    DIRECTOR         FIVE YEARS AND CURRENT DIRECTORSHIPS
               ----                      ---   ----------   -----------------------------------------------
Wayne H. Deitrich..................      58       1995      - Chief Executive Officer of the Corporation,
                                                              presently and since August 1995
                                                            - Chairman of the Board of the Corporation,
                                                              presently and since November 1995
Leonard J. Kujawa..................      69       1995      - Independent international consultant,
                                                              presently and since 1995
                                                            - Director - American Electric Power Company
Larry B. Stillman..................      60       1995      - Vice President, Northwest Group, xpedx,
                                                              (formerly Dixon Paper), a distributor of
                                                              printing paper, packaging supplies and
                                                              equipment, presently and since 1988
                                                            - Managing General Partner for HEXAD Investment
                                                              Company, an investment group focusing on
                                                              equities and real estate, presently and since
                                                              1983
                                                            - Director - Ryall Electric Supply Company
                                                            - Director - Advisory Board of the Utah Jazz

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of December 31, 2001 and for the succeeding sixty (60) calendar days regarding the number of shares of the Corporation's Common Stock beneficially owned by all directors and nominees, the Corporation's Chief Executive Officer and each of the Corporation's next four highest paid executive officers (collectively, the Chief Executive Officer and the next four highest paid executive officers are called the "Named Executive Officers" herein), and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

          NAME OF INDIVIDUAL OR                              AMOUNT AND NATURE OF
            IDENTITY OF GROUP               TITLE OF CLASS   BENEFICIAL OWNERSHIP     PERCENT OF CLASS(1)
          ---------------------             --------------  -----------------------   -------------------
Claire L. Arnold..........................   Common Stock             4,210(2)                 *
Alan R. Batkin............................   Common Stock             1,956(2)                 *
K.C. Caldabaugh...........................   Common Stock             4,210(2)                 *
Laurent G. Chambaz........................   Common Stock             5,570(3)                 *
Wayne H. Deitrich.........................   Common Stock           443,163(4)                 3%
Richard D. Jackson........................   Common Stock             8,170(3)(5)              *
Leonard J. Kujawa.........................   Common Stock             4,010(2)                 *
Jean-Pierre Le Hetet......................   Common Stock           173,185(6)                 1%
Paul C. Roberts...........................   Common Stock           121,774(7)                 *
John W. Rumely, Jr........................   Common Stock            30,211(8)                 *
Larry B. Stillman.........................   Common Stock             7,622(3)                 *
Peter J. Thompson.........................   Common Stock            65,381(9)                 *
All Directors, Named Executive Officers
  and executive officers as a group (14
  Persons)................................   Common Stock           925,099(10)                6%

---------------

 (1) Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 1, 2002, plus unexercised options vested as of March 1, 2002, for a total of 15,622,980 shares deemed outstanding. Individuals with an asterisk own less than 1 percent of the shares outstanding.
 (2) As of March 15, 2000, each of these directors elected to defer 100% of their quarterly retainer pursuant to the Deferred Compensation Plan for Outside Directors. In addition to the stock they beneficially own, their individual deferred compensation plan accounts have been credited with the equivalent of 2,365 stock units which are convertible into the Corporation's Common Stock at its fair market value or cash upon the director's retirement or earlier death or disability.
 (3) Includes 217 shares of stock received by the director pursuant to the Outside Directors Stock Plan on January 2, 2002.
 (4) Includes: 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee, 306,380 shares which Mr. Deitrich has the right to acquire upon the exercise of vested stock options as of December 31, 2001; options to purchase 82,885 shares vesting in January 2002; and 15,000 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares.
 (5) Includes 1,600 shares held by Mr. Jackson's wife, Elaine M. Jackson.
 (6) Includes 127,680 shares which Mr. Le Hetet has the right to acquire upon the exercise of vested stock options as of December 31, 2001 and options to purchase 41,055 shares vesting in January 2002.
 (7) Includes: 68,980 shares which Mr. Roberts has the right to acquire upon the exercise of vested stock options as of December 31, 2001; options to purchase 24,260 shares vesting in January 2002; restricted stock grants consisting of 7,500 shares granted on January 1, 2000, 5,000 shares granted on January 1, 2001 and 2,500 shares granted on January 1, 2002 that include the power to vote the restricted shares; 200 shares held by a custodial account with Mr. Roberts's wife, Jane H. Roberts, as trustee; 200 shares held by Jane H. Roberts individually; and 4,332 shares in which Mr. Roberts has shared voting and investment power with his wife.
 (8) Includes: 1,000 shares which Mr. Rumely acquired on February 15, 2002 pursuant to the partial exercise of vested options granted in 1999 and 2000; 9,500 shares which Mr. Rumely has the right to acquire upon the exercise of vested stock options as of December 31, 2001; options to purchase 11,130 shares vesting in January 2002; restricted stock grants consisting of 5,000 shares granted on January 1, 2001 and 2,500 shares granted on January 1, 2002 that include the power to vote the restricted shares.
 (9) Includes: 25,440 shares which Mr. Thompson has the right to acquire upon the exercise of vested stock options as of December 31, 2001; options to purchase 22,765 shares vesting in January 2002; restricted stock grants consisting of 7,500 shares granted on January 1, 2000, 5,000 shares granted on January 1, 2001 and 2,500 shares on January 1, 2002 that include the power to vote the restricted shares.
(10) Includes as to executive officers other than the Named Executive Officers 40,160 shares which may be acquired upon the exercise of vested stock options as of December 31, 2001 and options to purchase 10,810 shares vesting in January 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     The following table sets forth certain information as of December 31, 2001 regarding the number of shares of Common Stock of the Corporation beneficially owned by each person who is known to the Corporation to own, directly or indirectly, more than 5 percent of the outstanding shares of the Corporation's Common Stock, and reflects the information presented in each such person's
Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission ("SEC") and provided to the Corporation. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

NAME AND ADDRESS OF                                           AMOUNT AND NATURE OF
BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP   PERCENT OF CLASS(1)
-------------------                                           --------------------   -------------------
Wellington Management Company, LLP(2).......................       1,524,100                10.27%
  75 State Street
  Boston, Massachusetts 02109
Gardner Russo & Gardner and Thomas A. Russo(3)..............       1,232,225                 8.31%
  223 East Chestnut Street
  Lancaster, Pennsylvania 17602-2783
AXA Financial, Inc. (4).....................................       1,173,730                 7.91%
  1290 Avenue of the Americas
  New York, New York 10104
Dimensional Fund Advisors, Inc. (5).........................       1,070,995                 7.22%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401-1005
Barclays Global Fund Advisors (6)...........................         818,252                 5.52%
  45 Fremont Street
  San Francisco, California 94105

---------------

(1) Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of December 31, 2001. As of December 31, 2001 14,835,984 shares were deemed outstanding.
(2) Based on a Schedule 13G filed on February 12, 2002, Wellington Management Company ("WMC") reported that, in its capacity as investment advisor, it may be deemed to beneficially own shares of Common Stock which are held of record by clients of WMC. Of those shares, WMC has shared power to vote or to direct the vote of 1,051,400 shares and has shared power to dispose or to direct the disposition of 1,524,100 shares.
(3) Based on a combined Schedule 13G-A, Amendment No. 4, filed on February 6, 2002, Gardner Russo & Gardner reported that it beneficially owns an aggregate of 1,232,225 shares with shared power to vote or to direct the vote and with shared power to dispose or to direct the disposition of all such shares. Thomas Russo, a principal in Gardner Russo & Gardner and using the same reporting address, reported that of the 1,186,325 shares he beneficially owns, he holds sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 300,000 shares and shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 886,325 shares. Collectively, Thomas Russo and Gardner Russo & Gardner beneficially own 1,232,225 shares.
(4) Information is based on a Schedule 13G dated February 14, 2002 filed jointly on behalf of: AXA Financial, Inc.; four French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mututelle and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), as a group; AXA; and their respective subsidiaries. Of the aggregate 1,173,730 shares of Common Stock beneficially owned, the power to vote or to direct the vote of shares is held by unaffiliated third-party client accounts managed by one or more clients of Alliance Capital Management L.P., a majority-owned subsidiary of AXA Financial, Inc. AXA Rosenberg Investment Management LLC, a subsidiary of AXA, has the sole power to direct the vote of 49,300 shares and the shared power to dispose or to direct the disposition of 50,500 shares. Alliance Capital Management L.P., has the sole power to vote or to direct the vote of 991,875 shares, the shared power to vote or to direct the vote of 11,660 shares and the sole power to dispose or to direct the disposition of 1,123,230 shares.
(5) Based on a Schedule 13G filed on February 12, 2002 Dimensional Fund Advisors Inc. ("Dimensional") reported that as "an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor or investment manager, Dimensional possess voting and/or investment power over the securities of the Issuer described in the Schedule 13G that are owned by the Funds. All securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities."
(6) Based on a Schedule 13G filed on February 14, 2002 Barclays Global Fund Advisors reported that it has beneficial ownership of 818,252 shares. Of those 818,252 shares, Barclays Global Investors N.A., a wholly owned subsidiary of Barclays Global Fund Advisors, has the sole power to vote or to direct the vote of 692,702 shares and the sole power to dispose or to direct the disposition of 692,702 shares. Barclays Global Fund Advisors has the sole power to vote or to direct the vote of 125,550 shares and the sole power to dispose or to direct the disposition of 125,550 shares.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     In 2001, the Corporation and certain of its subsidiaries retained the legal services of Laurent G. Chambaz, a director of the Corporation. The cost of such services during 2001 was $62,100.

     In 2001, the Corporation acquired various materials and manufacturing supplies used at its Lee Mills from xpedx totaling $74,378. Larry B. Stillman, a director of the Corporation, has been the Vice President, Northwest Group, xpedx since 1988.

     Management believes that the cost of services rendered by Mr. Chambaz and the materials and supplies acquired from xpedx during 2001 were reasonable compared with the cost of obtaining similar services, materials and supplies from unaffiliated third parties.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors currently consists of nine members, eight of whom have served on the Board of Directors since November 30, 1995, with the ninth director commencing his service on the Board of Directors on May 1, 1999. From January 1, 2001 through December 31, 2001, the Board of Directors met on five occasions.

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, currently composed of Leonard J. Kujawa, Chairman, Claire L. Arnold, Alan R. Batkin and K.C. Caldabaugh, met on three occasions in 2001. The Audit Committee recommends to the Board of Directors appointment of the outside auditors to audit the books, records and accounts of the Corporation, reviews the scope of such audits, provides oversight in connection with internal control programs of the Corporation and performs such other duties as the Board of Directors may from time to time prescribe. The nature and scope of the Audit Committee's responsibilities are set forth in the "Audit Committee Charter," a copy of which is on file with the SEC, and its duties are described more fully herein under the caption "Audit Committee Report."

     The Compensation Committee, currently composed of Richard D. Jackson, Chairman, Claire L. Arnold and Larry B. Stillman, met on one occasion and acted by unanimous written consent on one occasion in 2001. The Compensation Committee is composed of non-employee directors and is responsible for the evaluation, review and approval of officer compensation and acts as the administrating authority under a number of the Corporation's executive compensation plans. The Compensation Committee also reviews the Corporation's salaried employee compensation plan. The nature and scope of the Committee's responsibilities are set forth herein in further detail under the caption "Compensation Committee Report."

     The Nominating Committee, currently composed of Larry B. Stillman, Chairman, K.C. Caldabaugh and Laurent G. Chambaz, acted by unanimous written consent on one occasion in 2001. The Nominating Committee proposes and considers suggestions for candidates for membership on the Board of Directors and recommends candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. A stockholder wishing to nominate a candidate for election to the Board of Directors at the Annual Meeting of Stockholders is required to follow the procedures set forth in the Corporation's By-Laws, which procedures are hereinafter discussed under the caption "Other Matters - Stockholder Proposals."

DIRECTOR ATTENDANCE AT MEETINGS

     During the year ended December 31, 2001, each director attended 100 percent of the Board of Directors meetings.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Corporation or any of its subsidiaries or affiliates (a "non-employee director") receives an annual retainer fee of $20,000, payable pro rata quarterly in advance, which retainer fee is payable in Common Stock of the Corporation pursuant to the Outside Directors' Stock Plan (the "Directors' Plan"). In 2001, each non-employee director received 974 shares of Common Stock under the Directors' Plan or the same amount in stock unit equivalents pursuant to the Schweitzer-Mauduit International, Inc. Deferred Compensation Plan for Non-Employee Directors for those directors who elected to participate in that plan. Each non-employee director also receives a meeting fee of $3,000 for each Board of Directors meeting attended and a committee fee of $1,000 for each committee meeting attended. Each chairperson of a committee receives an additional $500 for each committee meeting attended. In addition, the Corporation reimburses the non-employee directors for expenses incurred as a result of attending such meetings. A director who is an officer or an employee of the Corporation or any of its subsidiaries or affiliates does not receive any fees for services as a member of the Board of Directors or any committee thereof, but is reimbursed for expenses incurred as a result of such service.

     Directors who so elect annually, can defer all or part of their compensation received from the Corporation pursuant to the Corporation's Non-Employee Directors Deferred Compensation Plan. Participation in this plan allows a director to defer receipt of compensation and to thereby also defer certain state and federal income taxes until the deferred compensation is paid upon the director's retirement from the Board of Directors or earlier death or disability.

                             EXECUTIVE COMPENSATION

     For the 1999, 2000 and 2001 fiscal years, compensation paid to, earned by or awarded to the Named Executive Officers for services rendered to the Corporation and its subsidiaries is set forth below, in accordance with the rules and regulations of the SEC.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                 ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                      ------------------------------------------     ------------------------
                                                                                     RESTRICTED    SECURITIES
                                                                                       STOCK       UNDERLYING
                                                                  OTHER ANNUAL         AWARDS       OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)       BONUS($)   COMPENSATION($)        ($)          (#)(1)     COMPENSATION($)
---------------------------    ----   ---------       --------   ---------------     ----------    ----------   ---------------
Wayne H. Deitrich............  2001   $490,000        $470,915(2)     $ 5,100(3)      $      0       66,550         $74,465(4)
 Chairman of the Board and...  2000    480,846(5)            0          5,100(3)       201,563(14)        0          59,202(15)
 Chief Executive Officer.....  1999    450,200         279,602          4,800(3)             0      157,300               0
Jean-Pierre Le Hetet.........  2001   $447,571(5)(6)  $157,584(2)     $92,835(7)(8)   $      0       28,450         $84,280(4)
 Chief Operating Officer
   and.......................  2000    291,258(5)       18,732         12,502(7)             0        4,000          11,385(15)
 President -- French
   Operations................  1999    320,680(5)      127,911         12,985(7)             0       78,300               0
Paul C. Roberts..............  2001   $264,808(5)     $172,750(2)     $ 5,486(3)(9)   $ 95,750(10)   20,800         $29,080(4)(11)
 Chief Financial Officer
   and.......................  2000    246,923(5)       41,760          5,597(3)(9)    100,781(14)    3,000          26,445(15)(16)
 Treasurer...................  1999    238,846(5)      104,420          5,501(3)(9)          0       42,800               0
John W. Rumely, Jr. (12).....  2001   $205,000         $98,683(2)     $ 5,586(3)(9)   $ 95,750(10)   12,100         $35,900(4)(13)
 Secretary and General
   Counsel...................  2000    185,000          22,339          5,532(3)(9)          0        5,000               0
Peter J. Thompson............  2001   $225,000        $108,326(2)     $ 5,224(3)(9)   $ 95,750(10)   18,350         $13,975(4)(11)
 President -- U.S.
   Operations................  2000    215,000          20,640          5,262(3)(9)    100,781(14)    3,000          16,250(15)(16)
                               1999    193,750          65,120          4,858(3)(9)          0       40,900               0

---------------

 (1) Awarded January 4, 1999, January 3, 2000, and January 8, 2001, respectively.
 (2) Includes amounts earned in the first year of the 2001-2003 performance cycle under the Corporation's Long-Term Incentive Plan, payment of which is subject only to continued employment, in the following amounts: for Mr. Deitrich $219,398; for Mr. Le Hetet $88,976; for Mr. Roberts $68,506; for Mr. Rumely $39,776; and for Mr. Thompson $60,446.
 (3) Includes contributions by the Corporation of $5,100 for 2001, $5,100 for 2000 and $4,800 for 1999 to the Schweitzer-Mauduit International, Inc. Retirement Savings Plan.
 (4) Includes value received for surrendering outstanding options granted in 1998. Individuals received 50 percent of the present value of the options as of February 21, 2001 calculated using the Black-Scholes option valuation method that resulted in the following payments: for Mr. Deitrich in the amount of $74,465; for Mr. Le Hetet in the amount of $84,280; for Mr. Roberts in the amount of $19,080; for Mr. Rumely in the amount of $28,400; and for Mr. Thompson in the amount of $3,975.
 (5) Includes unused regular vacation earned by Messrs. Deitrich, in the amount of $10,846 for 2000; Le Hetet in the amount of $31,691 for 2001, $3,070 for 2000 and $25,103 for 1999; and Roberts, in the amount of $9,808 for 2001, $6,923 for 2000 and $8,846 for 1999.
 (6) Includes $132,081 that Mr. Le Hetet elected to take in the form of a cash distribution from his Compte Epargne Temps ("CET") in 2001. Under French law, salaried employees accumulate supplemental hours of paid leave that can be credited to an account, the CET, in accordance with specific regulations. This account grows over their career and the hours accumulated may be withdrawn upon retirement or under other special circumstances. The funds removed from the CET by Mr. Le Hetet reflected a redemption of hours at his 2001 rate of pay that had been accumulating since 1988 under these legally mandated programs.

 (7) Includes the contribution on Mr. Le Hetet's behalf to the Profit Sharing Plan ("Participation") by LTR Industries, S.A., the Corporation's 72 percent-owned subsidiary, in the amount of $11,969 for 2001, $12,502 for 2000 and $12,985 for 1999.
 (8) Includes $80,866 representing 74 days of paid leave accumulated under various French laws for Mr. Le Hetet.
 (9) Includes imputed income for group life insurance coverage in excess of $50,000 for: Messrs. Roberts, in the amount of $386 for 2001, $497 for 2000 and $701 for 1999; Rumely in the amount of $486 for 2001 and $432 for 2000 and Thompson in the amount of $124 for 2001, $162 for 2000 and $58 for 1999.
(10) The closing price of the Common Stock was $19.15 per share on December 29, 2000 and was used to determine the dollar value of the restricted stock grants awarded under the Corporation's Restricted Stock Plan ("Restricted Stock") on January 1, 2001 in the amount of 5,000 shares each for Messrs. Roberts, Rumely and Thompson. Dividends are payable to the holders of the Restricted Stock.
(11) Includes a contribution by the Corporation of $10,000 made on January 1, 2001 pursuant to the Corporation's Deferred Compensation Plan. The contribution vests on January 1, 2004.
(12) Mr. Rumely was elected Secretary and General Counsel effective January 1, 2000.
(13) Includes a contribution by the Corporation of $7,500 made on January 1, 2001 pursuant to the Corporation's Deferred Compensation Plan. The contribution vests on January 1, 2005.
(14) The closing price of the Common Stock was $13.4375 per share on December 31, 1999 and was used to determine the dollar value of the Restricted Stock grants awarded on January 1, 2000 in the amount of 15,000 shares for Mr. Deitrich, 7,500 shares for Mr. Roberts and 7,500 shares for Mr. Thompson. Dividends are payable to the holders of Restricted Stock.
(15) Includes value received for surrendering outstanding options granted in 1997. Individuals received 50 percent of the present value of the options as of September 30, 1999 calculated using the Black-Scholes option valuation method that resulted in the following payments: for Mr. Deitrich in the amount of $59,202; for Mr. Le Hetet in the amount of $11,385; for Mr. Roberts in the amount of $16,445; and for Mr. Thompson in the amount of $6,250.
(16) Includes a contribution by the Corporation of $10,000 made on January 1, 2000 pursuant to the Corporation's Deferred Compensation Plan. The contribution vests on January 1, 2004.

     The following table sets forth information concerning stock options granted during 2001 to the Named Executive Officers of the Corporation.

                               2001 OPTION GRANTS

                                 NUMBER OF      PERCENT OF
                                 SECURITIES   TOTAL OPTIONS
                                 UNDERLYING     GRANTED TO       EXERCISE                       GRANT DATE
                                  OPTIONS      EMPLOYEES IN       PRICE         EXPIRATION     PRESENT VALUE
NAME                             GRANTED(1)   FISCAL YEAR(2)   ($/SHARE)(3)       DATE(4)         ($)(5)
----                             ----------   --------------   ------------   ---------------  -------------
Wayne H. Deitrich..............    66,550           34%           $19.35      January 7, 2011    $399,966
Jean-Pierre Le Hetet...........    28,450           15%           $19.35      January 7, 2011    $170,985
Paul C. Roberts................    20,800           11%           $19.35      January 7, 2011    $125,008
John W. Rumely, Jr.............    12,100            6%           $19.35      January 7, 2011    $ 72,721
Peter J. Thompson..............    18,350            9%           $19.35      January 7, 2011    $110,284

---------------

(1) Represents shares of Common Stock underlying options granted on January 8, 2001 pursuant to the Corporation's Equity Participation Plan.
(2) The Corporation granted options during fiscal 2001 to employees to purchase an aggregate of 195,900 shares of Common Stock.
(3) The exercise price of the options granted in 2001 was based upon the mean of the high and low sales prices of the Corporation's Common Stock on January 8, 2001, the date the options were granted.
(4) The options granted in January 2001 are exercisable in increments of 30 percent, 30 percent and 40 percent on or after January 8, 2002, January 8, 2003 and January 8, 2004, respectively.
(5) Calculation is based on the Black-Scholes option-pricing model adapted for use in valuing stock options. The following assumptions were used for the 2001 grants: market value of the stock equal to the exercise price; ten-year option term; estimated volatility of 32.6 percent; risk-free rate of return of 5.15 percent based on the interest rate on 10-year government securities; and a yield of 3.55 percent.

     The following table sets forth information concerning the pre-tax value of unexercised options held by the Corporation's Named Executive Officers as of December 31, 2001. Except as noted in the following table, no options were exercised by the Named Executive Officers in 2001.

                          2001 YEAR END OPTION VALUES

                                              NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                           AT DECEMBER 31, 2001 (#)(1)          DECEMBER 31, 2001 ($)(2)
                                         -------------------------------      ----------------------------
NAME                                     EXERCISABLE      UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                                     ------------     --------------      -----------    -------------
Wayne H. Deitrich(3)...................    306,380           129,470          $1,330,689       $461,918
Jean-Pierre Le Hetet(3)................    127,680            62,570          $  605,333       $407,798
Paul C. Roberts(3).....................     68,980            40,020          $  330,670       $252,125
John W. Rumely, Jr.(3).................     10,500            21,600          $   88,688       $139,240
Peter J. Thompson(3)...................     25,440            36,810          $  207,529       $235,218

---------------

(1) All options granted in 1995 have vested, 60 percent of the options granted in 1999 have vested and 30 percent of the options granted in 2000 have vested.
(2) The fair market value of the Corporation's Common Stock was $23.75 per share on December 31, 2001.
(3) These individuals surrendered on July 10, 2001 vested options granted in 1998. The decrease in vested options was as follows: for Mr. Deitrich 28,100, for Mr. Le Hetet 30,200, for Mr. Roberts 7,200, for Mr. Rumely 10,000 and for Mr. Thompson 1,500.

     The following table provides information respecting the award opportunity provided to the Corporation's Named Executive Officers for the Performance Cycle commencing January 1, 2001 and ending December 31, 2003 ("2003 Performance Cycle") pursuant to the Corporation's Long-Term Incentive Plan ("LTIP"). LTIP awards for the 2003 Performance Cycle are contingent on achieving predetermined financial performance objectives for the Corporation established by the Compensation Committee for such period and are based on a range of percentages of the Participant's 2001 base salary for achieving the Threshold, Target, Maximum and Outstanding Performance Objectives, respectively. Performance at less than Threshold results in no award. Additional information about the purpose of and method for determining LTIP awards is set forth herein on pages 18-19 under the caption "Compensation Committee Report" on Executive Compensation.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                                                                   ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE
                         LONG TERM INCENTIVE PLAN AWARDS IN 2001                   BASED PLANS (1)
                         ---------------------------------------   -----------------------------------------------
                                                    PERFORMANCE
                                                     OR OTHER
                                                   PERIODS UNTIL
                         NUMBER OF SHARES, UNITS    MATURATION     THRESHOLD    TARGET    OUTSTANDING    MAXIMUM
NAME                     OR OTHER RIGHTS (%)(2)      OR PAYOUT        ($)        ($)          ($)          ($)
----                     -----------------------   -------------   ---------   --------   -----------   ----------
Wayne H. Deitrich......  Threshold......   56.25%      2004        $229,688    $918,750   $1,378,125    $1,837,500
                         Target.........  225.00%
                         Outstanding....  337.50%
                         Maximum........  450.00%
Jean-Pierre Le
  Hetet(3).............  Threshold......   39.38%      2004        $ 93,149    $372,597   $  558,895    $  745,194
                         Target.........  157.50%
                         Outstanding....  236.25%
                         Maximum........  315.00%
Paul C. Roberts........  Threshold......   33.75%      2004        $ 71,719    $286,875   $  430,313    $  573,750
                         Target.........  135.00%
                         Outstanding....  202.50%
                         Maximum........  270.00%
John W. Rumely, Jr.....  Threshold......   24.38%      2004        $ 41,641    $166,563   $  249,845    $  333,126
                         Target.........   97.50%
                         Outstanding....  146.25%
                         Maximum........  195.00%
Peter J. Thompson......  Threshold......   33.75%      2004        $ 63,282    $253,125   $  379,688    $  506,250
                         Target.........  135.00%
                         Outstanding....  202.50%
                         Maximum........  270.00%

---------------

(1) The "Estimated Future Payouts" reflect potential amounts that may be earned in years 2002 and 2003 of the 2003 Performance Cycle. The award amounts can be increased by up to an additional 15% based on increases in the Corporation's operating profit year over year.
(2) The percentage stated for each Named Executive Officer is the potential opportunity as a percent of the Participant's 2001 base salary to be earned over the entire three-year 2003 Performance Cycle. The dollar amount of the award actually earned in 2001 under the LTIP is included as 2001 Annual Bonus in the Summary Compensation Table found on page 10 herein for each of the Named Executive Officers. The 2001 award was earned, but is not payable until 2004 and is subject to forfeiture if the individual is not employed by the Corporation as of the date of payment.
(3) Mr. Le Hetet's awards will be paid in Euros. The rate used to convert the Euro to US$ was the December 31, 2001 closing rate of 0.8904.

DEFINED BENEFIT RETIREMENT PLAN

     The Corporation provides certain benefits to its U.S. employees through the Schweitzer-Mauduit International, Inc. Retirement Plan (the "Retirement Plan"), a U.S. pension plan covering hourly and salaried employees. In July 2000, the Retirement Plan was amended to add a cash balance formula benefit ("CBB") that would apply to newly hired employees, certain employees previously covered under the final average pay formula benefit ("FAPB") and employees who had the right to elect coverage under either the new CBB or the FAPB. The FAPB and the CBB provisions of the Retirement Plan are discussed separately below.

  Final Average Pay Formula Benefit

     The FAPB entitles each vested salaried U.S. employee participating in that benefit formula to an annual pension benefit at normal retirement equal to 1.50 percent of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater, 1.125 percent of final average earnings times years of service plus a specific amount for certain employees. Final average earnings is defined as the highest average of any five years of Earnings (as defined in the Retirement Plan) out of the last 15 calendar years of employment, or over the last 60 months of credited service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service.

     Retirement benefits for salaried participants who have at least five years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with ten years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

     Table A illustrates the estimated annual benefits payable upon retirement at age 65 without regard to IRS limitations under the Retirement Plan for specified highest five-year average remuneration and years-of-service classifications for U.S. salaried employees, computed on a single-life annuity basis, without deduction for Social Security or other offset amounts. Benefits will be adjusted if the employee receives one of the optional forms of benefit. Benefits under the Retirement Plan will be limited to the extent required by U.S. tax provisions. Any excess over such limitation for certain salaried employees will be paid pursuant to supplemental arrangements.

                                    TABLE A
                       FINAL AVERAGE PAY FORMULA BENEFIT

                                      YEARS OF BENEFIT SERVICE
     AVERAGE     -------------------------------------------------------------------
      ANNUAL       15        20        25        30,       35        40        45
     EARNINGS     YEARS     YEARS     YEARS     YEARS     YEARS     YEARS     YEARS
    ----------   -------   -------   -------   -------   -------   -------   -------
    $  100,000   $22,500   $30,000   $37,500   $45,000   $52,500   $60,000   $67,500
       200,000    45,000    60,000    75,000    90,000   105,000   120,000   135,000
       300,000    67,500    90,000   112,500   135,000   157,500   180,000   202,500
       400,000    90,000   120,000   150,000   180,000   210,000   240,000   270,000
       500,000   112,500   150,000   187,500   225,000   262,500   300,000   337,500
       600,000   135,000   180,000   225,000   270,000   315,000   360,000   405,000
       700,000   157,500   210,000   262,500   315,000   367,500   420,000   472,500
       800,000   180,000   240,000   300,000   360,000   420,000   480,000   540,000
       900,000   202,500   270,000   337,500   405,000   472,500   540,000   607,500
     1,000,000   225,000   300,000   375,000   450,000   525,000   600,000   675,000

     The estimated years of benefit service, which includes years of benefit service while at Kimberly-Clark Corporation (from which the Corporation was spun-off in November, 1995) as of normal retirement at age 65, for Messrs. Deitrich and Roberts, are 38.5 and 36.6, respectively. Messrs. Rumely and Thompson have their retirement benefits determined under the CBB.

     Mr. Le Hetet's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. His projected annual benefit at normal retirement at age 65 is 298,341Euros or $265,643 with 29 years of credited service.

  Cash Balance Benefit Formula

     The CBB covers all salaried employees hired on or after July 1, 2000 and salaried employees as of July 1, 2000 who are not "grandfathered" under the terms of the Retirement Plan, or are grandfathered employees who chose the CBB. Salaried employees who, as of July 1, 2000, had either attained the sum of their age plus years of vesting service equal to 65 or more, or attained the sum of their age plus years of vesting service equal to 60 or more and had at least 15 years of vesting service were grandfathered under the FAPB. The grandfathered employees had until October 1, 2000 to elect to remain under the FAPB or to take the CBB.

     For salaried employees who as of July 1, 2000 were not grandfathered or who were grandfathered, but elected the CBB, an initial account balance was established based on the employee's accrued benefit payable at normal retirement age under the FAPB converted to a lump sum based on a mortality table and an interest rate that was consistent with industry norms.

     A "Retirement Contribution Credit" is added to the participant's account balance each year in which the participant accrues a year of vesting service. The Retirement Contribution Credit is determined in accordance with the schedule noted in Table B. The account balance is also credited with an interest credit based on the average yield for 30-year Treasury securities for the November immediately preceding the current Retirement Plan year

                                    TABLE B
                         RETIREMENT CONTRIBUTION CREDIT

                                                                                  PLUS ADDITIONAL
                                                                                   PERCENTAGE OF
                                                                                   EARNINGS OVER
              PARTICIPANT'S ATTAINED AGE PLUS                 PERCENTAGE OF ALL   SOCIAL SECURITY
                  YEARS OF VESTING SERVICE                        EARNINGS           WAGE BASE
              -------------------------------                 -----------------   ---------------
35 or less..................................................         2.4%               2.4%
36 to 44....................................................         3.2%               3.2%
45 to 54....................................................         4.0%               4.0%
55 to 64....................................................         4.8%               4.8%
65 and over.................................................         6.4%               5.7%

     Participants have the option to receive their vested account balance as either a lump-sum payment or an immediate single life annuity or a 50 percent joint and survivor annuity if married when they terminate employment with the Corporation or become disabled.

     Messrs. Rumely and Thompson are the only Named Executive Officers who participate in the CBB. Messrs. Deitrich and Roberts are grandfathered employees who elected to remain covered by the FAPB.

     Table C shows the estimated annual retirement benefit payable under the CBB for the participating Named Executive Officers computed as a single life annuity based on 2000 earnings, without regard to Code limitations. These estimates assume an average annual interest credit of 5.78% percent, 2001 earnings the same as 2000 earnings and earnings increases of 4 percent per year thereafter. The Social Security wage base was also assumed to increase 4 percent per year.

                                    TABLE C
                          CASH BALANCE BENEFIT FORMULA

                                                                                     AMOUNT OF LEVEL
                  NAMED EXECUTIVE OFFICER                     YEAR REACHING AGE 65     ANNUITY ($)
                  -----------------------                     --------------------   ---------------
John W. Rumely, Jr..........................................          2018              $ 75,944
Peter J. Thompson...........................................          2027              $215,388

  Supplemental Retirement Plan

     The Corporation's supplemental retirement plan provides a benefit equal to the difference between (i) the benefit payable to a participant under the Retirement Plan and (ii) the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Code
Section 401(a)(17) and the limitations on benefits under Code Section 415. The Supplemental Plan is unfunded and participation is limited to salaried employees with earnings in excess of Code Section 401(a)(17) limits and who are members of a select group of management or highly-compensated employees.

EXECUTIVE SEVERANCE PLAN

     The Corporation's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Corporation or one of its French affiliates for any reason other than Death, Disability or Retirement (as defined in the Severance Plan) within two years after a change of control of the Corporation, as defined in the Severance Plan, a participant employed in the United States will be entitled to: (i) receive a cash payment in an amount equal to three times the highest annual compensation (base salary and any incentive awards) paid or payable within the three-year period ending on the date of termination; (ii) receive health, dental and life insurance benefits from the Corporation for a period of three years; and (iii) receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if the participant had continued participation in those plans for three years following termination. A participant employed by one of the Corporation's French affiliates is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France. Severance payments under the Severance Plan for participants subject to United States Federal Income Tax will be limited to the extent necessary to avoid an excise tax on the participant under Code Section 4999 if the "parachute payments" under Code Section 280G with respect to such participant are less than
3.5 times the "base amount" for purposes of Code Section 280G. If such parachute payments equal or exceed 3.5 times such base amount with respect to a participant, the Corporation shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code
Section 4999. The Compensation Committee of the Board of Directors of the Corporation has established the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors, but no such amendment or termination shall be effective during the two-year period following a change of control of the Corporation without the consent of all of the participants. The Corporation has agreements under the Severance Plan with the Named Executive Officers and certain other key employees. The maximum amount payable upon termination (with respect to base salary and annual incentive compensation) pursuant to the agreements under the Severance Plan with the Named Executive Officers, assuming that a change of control of the Corporation and the termination of their employment had occurred on December 31, 2001, would have been as follows: Mr. Deitrich, $2,224,551, Mr. Le Hetet, $1,270,464, Mr. Roberts, $1,077,732, Mr. Rumely, $791,721 and Mr. Thompson
$818,640.

     If a participant's employment is otherwise terminated for any reason other than Death, Retirement, Voluntary Resignation or Cause (as defined in the Severance Plan), the participant will receive a cash payment in an amount of up to 24 months base salary.

COMPENSATION COMMITTEE REPORT

     The following report summarizes the Compensation Committee's actions during 2001. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The Compensation Committee was established by the Board of Directors on December 1, 1995, and is composed entirely of directors who are not, and have never been, officers or employees of the Corporation. The Board of Directors designates the members and the chairperson of such committee. The Compensation Committee's duties include establishing and administering the Corporation's compensation and benefit policies and practices for executive officers and key managerial employees. The Compensation Committee also administers the Annual Incentive Plan ("AIP"), the Equity Participation Plan ("EPP"), pursuant to which stock options are granted, the Restricted Stock Plan ("RSP") and the LTIP (see "Long-Term Incentive Compensation"), as well as approving any contributions by the Corporation to the account of any participant in the Deferred Compensation Plan ("DCP").

     The executive compensation information reported in the Summary Compensation Table of this Proxy Statement is for services rendered to the Corporation and its subsidiaries commencing on January 1, 1999 and ending on December 31, 2001, the last day of the Corporation's 2001 fiscal year.

  Executive Compensation Policies

     The Corporation's executive compensation policies are designed to attract and retain qualified executives, to appropriately reward individual achievement, and to enhance the financial performance of the Corporation, and thus stockholder value, by significantly aligning the financial interests of the Corporation's executives with those of its stockholders. To accomplish these objectives, the executive compensation program as administered by the Compensation Committee consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive payable pursuant to the Corporation's AIP and (ii) long-term incentive compensation, consisting of stock options and restricted stock awards pursuant to the Corporation's EPP and RSP, respectively, and a long-term incentive opportunity payable in cash pursuant to the Corporation's LTIP. Base salary and annual bonuses are designed to recognize individual performance and achievement of business objectives each year. The value of long-term incentives is directly linked to the financial performance of the Corporation including, in the case of stock options and restricted stock, the performance of the Corporation's Common Stock, and, therefore, total stockholder return. Executive officers also participate in other benefit plans available to employees generally, including the Corporation's Retirement Savings Plan and a medical plan.

     In developing the Corporation's executive compensation programs and to assist in determining appropriate compensation levels for executives, the Compensation Committee retained a national compensation consulting firm to provide information and advice regarding plan design and industry pay practices for executives holding specified positions. Comparative compensation information was drawn from a broader range of companies than those included in the industry index used in the performance graph on page 23 of this Proxy Statement, and not all of the companies included in the performance graph were included in the surveys utilized. The Compensation Committee's objective is to provide opportunities to an executive officer for compensation, both on an overall basis and on the basis of each respective component, which is targeted in each case at the 50th percentile of the market groups studied within the country of their employment.

  Annual Salary and Incentive Bonuses

     In determining the base salaries of executive officers effective as of January 1, 2001, the Compensation Committee reviewed salaries paid to similarly situated executives in the companies reflected in the above-described compensation study. In establishing base salary levels, the Compensation Committee considers such factors as job complexity, level of responsibility, the relationship of the position to the Corporation's long-term strategic goals, and the particular individual's skills, experience and background. While no pre-established weightings are given to these factors, particular emphasis is placed on attracting and retaining quality individuals in order to develop and retain an effective executive team for the Corporation.

     The purpose of the Corporation's AIP is to further unite the interests of the stockholders of the Corporation and its key employees through (i) the annual establishment of Corporate objectives and (ii) the annual payment of cash incentive awards to key employees based on individual performance and the attainment of the Corporation's objectives. Target incentive cash opportunities under the AIP for executive officers including the Chief Executive Officer can range from 25 to 60 percent of a participant's base salary with a maximum payout of up to 195 percent of the participant's target incentive award percentage. Actual annual cash bonuses are determined by measuring performance against specific goals established at the beginning of each year. The goals take into account, depending on the responsibility of the individual, two or more of the following: the individual's performance; the performance of the functional group or unit with which the individual is associated (primarily based upon the operating profit of such unit); and the overall performance of the Corporation (primarily based upon diluted earnings per share). Such goals may or may not be equally weighted and may vary from one executive officer to another.

  Long-Term Incentive Compensation

     The Corporation's long-term incentive compensation for its key executives consists of: (i) grants of stock options pursuant to the Corporation's EPP; (ii) grants of restricted stock pursuant to the RSP; and (iii) a cash opportunity payable based on achievement of objectives over a three-year performance period pursuant to the Corporation's LTIP.

     The EPP is intended to provide a means of encouraging an ownership interest in the Corporation by those employees who have contributed or are determined to be in a position to contribute materially to the success of the Corporation, thereby increasing their motivation for and interest in the achievement of the Corporation's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the Corporation's Common Stock, stock options are viewed as a means of encouraging executives and other key management employees to increase long-term stockholder value. In determining awards of stock options under the EPP, the Compensation Committee makes grants based on such factors as the competitive target long-term incentive opportunity for executives with comparable responsibilities in similarly sized corporations, individual contributions to corporate performance and management recommendations.

     The RSP is intended to promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and to motivate such personnel by means of restricted stock grants to contribute to the Corporation's success. The Compensation Committee selects participants and establishes the terms on which grants of restricted stock are made. Awards of restricted stock will be made from the Corporation's treasury stock and constitute an immediate transfer of ownership to the participant of shares of the Corporation's Common Stock, including the right to vote the shares and to receive dividends thereon, at a share price established by the Compensation Committee in its discretion. The Participant's continued ownership of and right to freely transfer the restricted stock is subject to such conditions on transferability and to such risks of forfeiture as are established by the Compensation Committee at the time of the grant, which may include continued employment with the Corporation for a defined period, achievement of specified management performance objectives or other conditions established by the Compensation Committee. As with stock options, a portion of the value of restricted stock bears a direct relationship to the value of the Corporation's Common Stock and, therefore, total stockholder return.

     The LTIP is designed to enable the Corporation to attract and retain key executives by providing a competitive and diversified total compensation package and to help focus executives' attention on the long-term performance of the Corporation. The Compensation Committee selects participants and determines awards under the LTIP on the basis of a three-year performance period and is otherwise responsible for administration of the LTIP. Performance is measured on a cumulative basis and awards are earned annually. However, a part of the award opportunity may be earned in each year of the performance period if the cumulative performance objectives are not met, but pre-established stand-alone annual objectives are met. Payment of any earned awards is made at the end of the performance period and is subject to the participant's continued employment as defined by the LTIP. New award opportunities are not established until the current performance period is concluded thereby maintaining a clearer focus on the long-term performance objectives established by the Compensation Committee. The LTIP award opportunities are based on a competitive market analysis of long-term incentive opportunities for executive management positions in comparable companies. Under the LTIP, a target cash award is established for each participant, which, taken together with a participant's stock option grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities. The award opportunity is allocated 50 percent in cash and 50 percent in stock options. A participant in the LTIP can earn awards that range from 25 percent up to 230 percent of the performance award opportunity allocated by the Compensation Committee. The Compensation Committee may, in its discretion, adjust the award opportunity ranges up or down through the use of special conditions established when the performance objectives are determined for a performance period under the LTIP. An award opportunity was established by the Compensation Committee and approved by the Board of Directors for the 2001 to 2003 performance period.

     The Board of Directors approved the repurchase in July 2000 of certain vested options granted in 1997 and 1998 that had strike prices of $28.00 per share or higher. The targeted strike prices were substantially above the then prevailing market price for the Common Stock. These options were granted prior to the time that the long-term impact on sales volumes of cigarettes in the United States resulting from the multi-state settlement by the major cigarette manufacturers was known. This and related market events, which occurred subsequent to the grant dates of the options being repurchased, fundamentally changed the business environment in which the U.S. operations are conducted and were due to factors that were outside of management's control. The Board of Directors therefore determined it was in the best interest of the Corporation to offer to repurchase selected options for 50 percent of their present value determined using the Black-Scholes option valuation model. On July 10, 2001, the second and final phase of the previously authorized option repurchase program was concluded with the repurchase of 107,500 options at a total cost of $292,401.

  Deferred Compensation

     As an adjunct to the annual salary and to the annual bonus and long-term incentive bonus that may be earned under the AIP and LTIP, respectively, by the Named Executive Officers and other key employees, the Corporation adopted the DCP. The DCP permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and incentive bonuses. The amount of annual salary and incentive bonus awards that may be deferred is limited to 25 percent and 50 percent, respectively. Eligibility to participate in the DCP is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Corporation may, with Compensation Committee approval, make cash contributions to a participant's account in the DCP.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Wayne H. Deitrich, the Chief Executive Officer of the Corporation. Mr. Deitrich is a participant in or is entitled to participate in each of the executive compensation plans described above on the same terms as the other executive officers. In setting both the cash-based and equity-based elements of Mr. Deitrich's compensation, the Committee attempted to target the 50th percentile of such compensation as paid to chief executive officers of the companies analyzed in the outside consultant's study.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Pursuant to the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), annual compensation payable to the chief executive officer and each of the four highest paid executive officers of a public corporation will not be deductible by the corporation for Federal Income Tax purposes to the extent any such officer's overall compensation exceeds $1,000,000. Certain types of compensation, however, including qualifying performance-based incentive compensation, are both deductible and excluded for purposes of calculating the $1,000,000 base under Code Section 162(m). OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Compensation Committee will take advantage of qualifying compensation paid to the Named Executive Officers under OBRA to maintain the Corporation's deduction for such expenses where it deems appropriate and advisable. However, all executive compensation plans and compensation paid to the Named Executive Officers may not be so qualified.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Richard D. Jackson (Chairman)
                                          Claire L. Arnold
                                          Larry B. Stillman

AUDIT COMMITTEE REPORT

     The following report summarizes the Audit Committee's actions during 2001. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     In accordance with its written charter, the Audit Committee of the Board of Directors ("Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, internal control and financial reporting practices of the Corporation. The members of the Audit Committee meet the applicable independence and experience requirements of the New York Stock Exchange. During 2001, the Audit Committee met three times, and the Audit Committee chairman, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, Controller and outside auditor prior to public release.

     The following table discloses the aggregate audit and non-audit fees relating to amounts paid by the Corporation to its outside auditor, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, (collectively, "Deloitte") for the fiscal year ended December 31, 2001:

Audit Fees..................................................   $357,400
Financial Information Systems Design and Implementation
  Fees......................................................   $      0
All Other Fees..............................................   $ 90,291

"All Other Fees" paid by the Corporation to Deloitte for the fiscal year ended December 31, 2001 can be categorized as follows:

        Tax Services Fees -- The aggregate fees for tax planning and compliance were $54,037.

        Attestation and Other Fees -- The aggregate fees for attestation services for matters such as audits of employee benefit plans, comfort letters and consents related to SEC and other registration statements and fees for consultation on regulatory matters, accounting standards, procedures or transactions were $36,254.

     It is the Corporation's policy to restrict it's outside auditor to the non-audit work detailed under "All Other Fees" and not to utilize it's outside auditor for "Financial Information Systems Design and Implementation," merger and acquisition due diligence, internal audit services, record keeping or strategic consulting. The Corporation may depart from this policy if the related fees are immaterial or if there is an exceptional business consideration, the work and associated fees are not deemed to present a conflict of interest with the independent audit function and the Audit Committee approves such exception.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the outside auditor a formal written statement describing all relationships between the outside auditor and the Corporation that might bear on the outside auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the outside auditor any relationships that may impact their objectivity and independence, including the services and amounts reflected in the above table, and satisfied itself as to the outside auditor's independence.

     The Committee reviewed with the outside auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Corporation's internal controls.

     The Audit Committee discussed and reviewed with the outside auditor all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the outside auditor's examination of the financial statements.

     The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the fiscal year ended December 31, 2001, with management and the outside auditor. Management has the responsibility for the preparation of the Corporation's financial statements and the outside auditor has the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the outside auditor, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC. The Audit Committee also recommended the reappointment of the outside auditor and the Board of Directors concurred in such recommendation.

                                          AUDIT COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Leonard J. Kujawa (Chairman)
                                          Claire L. Arnold
                                          Alan R. Batkin
                                          K. C. Caldabaugh

PERFORMANCE GRAPH

     The following graph compares the total cumulative stockholder return on the Corporation's Common Stock during the period from December 31, 1996 through December 31, 2001, with the comparable cumulative total returns of the Wilshire 500 Index and a self-constructed peer group that reflects, but is not exactly comparable to the Dow Jones Paper Products Index ("Peer Group"). The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 31, 1996 and that all dividends were reinvested. The Peer Group is comprised of the following companies: Boise Cascade Corporation, Bowater Incorporated, Champion International Corporation, P. H. Glatfelter Company, Mead Corporation and MeadWestvaco Corporation.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------
                              BASE                            YEARS ENDING
                             PERIOD     ---------------------------------------------------------
                            31-DEC-96   31-DEC-97   31-DEC-98   31-DEC-99   31-DEC-00   31-DEC-01
-------------------------------------------------------------------------------------------------
 Schweitzer-Mauduit
  International Inc.         $100.00     $119.77     $ 50.80     $ 46.24     $ 68.64     $ 87.50
 Wilshire 5000 Index         $100.00     $131.29     $162.05     $200.23     $178.43     $158.85
 Peer Group                  $100.00     $107.34     $107.15     $144.42     $114.45     $115.04

                                 OTHER MATTERS

     The management of the Corporation knows of no other matters to be presented at the 2002 Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

OUTSIDE AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Corporation has selected Deloitte & Touche LLP as the principal outside auditors for the Corporation for the current year. Deloitte & Touche LLP has been the outside auditor for the Corporation since its incorporation. Representa-tives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2003 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Corporation at the Corporation's principal executive offices no later than November 14, 2002. The Corporation reserves the right to decline to include in the Corporation's proxy statement any stockholder's proposal which does not comply with the rules of the SEC for inclusion therein.

     The By-Laws of the Corporation include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the SEC. Pursuant to the By-Laws, a stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Corporation's Secretary. To be timely, a stockholder's notice must be delivered and received at the Corporation's principal executive offices not less than 50 days nor more than 75 days prior to the Annual Meeting of Stockholders; provided that if less than 60 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the Annual Meeting of Stockholders date was mailed or such public disclosure of the date was made, whichever first occurs.

     The Corporation's By-Laws further provide that a stockholder's notice proposing to nominate persons for election to the Board of Directors must contain certain information about both the nominee and the stockholder making the nomination. A stockholder's notice proposing to bring other business before the Annual Meeting of Stockholders must contain: (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annual Meeting of Stockholders; (2) the stockholder's name and address; (3) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and persons who own more than 10 percent of a registered class of the Corporation's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

     To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all officers, directors and greater than 10 percent beneficial owners complied with the Section 16(a) filing requirements of the Act.

FORM 10-K

     The Corporation's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2001 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 28, 2002. Additional copies of the Corporation's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2001 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of February 28, 2002, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Corporation's Common Stock. The written request should be directed to: Paul C. Roberts, Chief Financial Officer and Treasurer.

                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                           (SCHWEITZER-MAUDUIT LOGO)

                           INVITATION TO STOCKHOLDERS

                         NOTICE OF 2002 ANNUAL MEETING

                                PROXY STATEMENT

                                     PROXY
                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                          100 NORTH POINT CENTER EAST
                                   SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2002

         The undersigned hereby appoints JOHN W. RUMELY, JR., PAUL C. ROBERTS and WAYNE L. GRUNEWALD, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Corporation") held of record by the undersigned on February 28, 2002, at the Annual Meeting of Stockholders of the Corporation, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 25, 2002, and any adjournment thereof.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

                                 APRIL 25, 2002





                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

         PLEASE MARK YOUR
A  [X]   VOTES AS IN THIS
         EXAMPLE.

                                    MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                              WITHHELD
                  FOR ALL     FROM ALL
                  NOMINEES    NOMINEES
1. Election of                                                       2. In their discretion, the proxies are authorized to vote as
   Class I          [ ]         [ ]      NOMINEES:                      described in the Proxy Statement and upon such other
   Directors                               (01)  Claire L. Arnold       business as may properly come before the meeting.
                                           (02)  Alan R. Batkin
[ ]                                        (03)  Laurent G. Chambaz  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
   --------------------------------------                            DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
   FOR THE NOMINEES EXCEPT AS NOTED ABOVE                            MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

                                                                                     MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                         USING THE ENCLOSED ENVELOPE.



Signature:                                  Date:                   Signature:                                  Date:
          ---------------------------------      ---------------              ---------------------------------      ---------------
NOTE: Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign.
      When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------